Exhibit 10.2

ACKNOWLEDGEMENT

THIS ACKNOWLEDGEMENT (this “Acknowledgment”) is made as of this 29th day of June, 2010, by MILL ROAD CAPITAL, L.P., a Delaware limited partnership (“Mill Road”), and PHYSICIANS FORMULA, INC., a New York corporation, (“Company”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), with reference to the following:

A.           Wells Fargo and Company entered into that certain Credit and Security Agreement dated as of November 6, 2009 (as it may be amended, restated or modified from time to time, including by the Wells Fargo First Amendment defined below, the “Wells Fargo Credit Agreement”), pursuant to which Wells Fargo agreed to provide certain financial accommodations to the Borrower thereunder.  Capitalized terms not defined in this Acknowledgement shall have the meanings set forth in the Wells Fargo Credit Agreement.

B.           To induce Wells Fargo to provide the financial accommodations described in the Wells Fargo Credit Agreement, Mill Road, Company, and Wells Fargo executed that certain Intercreditor Agreement dated November 6, 2009 (as it may be amended, restated or modified from time to time, the “Intercreditor Agreement”) which provides for, among other things, the subordination of the “Mill Road Obligations” (as defined in the Intercreditor Agreement) to the “Wells Fargo Obligations” (as defined in the Intercreditor Agreement) and the subordination of the “Junior Liens” (as defined in the Intercreditor Agreement) to the “Senior Liens” (as defined in the Intercreditor Agreement), in each case as to and to the extent set forth in the Intercreditor Agreement.

C.           Company has requested that Wells Fargo modify certain terms of the Wells Fargo Credit Agreement pursuant to the terms and conditions set forth in that certain First Amendment to Credit and Security Agreement dated of even date herewith between Company and Wells Fargo (the “Wells Fargo First Amendment”).

D.           To induce Wells Fargo to enter into the Wells Fargo First Amendment, Mill Road and Company have agreed to execute and deliver this Acknowledgment to Lender.

NOW, THEREFORE, in consideration of the foregoing recitals (all of which are incorporated herein) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1.           Review and Approval of Loan Documents.  Mill Road has been provided with copies of each of the Loan Documents (including, but not limited to, the Wells Fargo Credit Agreement, the Wells Fargo First Amendment, and all documents, agreements, and instruments referred to as “Loan Documents” in the Wells Fargo Credit Agreement, as amended by the Wells Fargo First Amendment), and Mill Road acknowledges and confirms that it has reviewed and consented to the terms of the Wells Fargo Credit Agreement, the Wells Fargo First Amendment, and the other Loan Documents.  Mill Road agrees that all references to the “Wells Fargo Credit Agreement” in the Intercreditor Agreement shall be to the Wells Fargo Credit Agreement as amended by (i) the Wells Fargo First Amendment, and (ii) any other amendments, modifications, or supplements from time to time not prohibited by the Intercreditor Agreement.

2.           Subordination of Mill Road Obligations.  Mill Road and Company each acknowledges and agrees that (i) the Mill Road Obligations, as amended to date and as further amended hereafter, are, and shall remain, subordinated to the Wells Fargo Obligations only as and to the extent set forth in the Intercreditor Agreement, (ii) all of the Mill Road Obligations shall continue to be subject to the terms and conditions of, and covered by, the Intercreditor Agreement, and (iii) except as modified by this Acknowledgment, the Intercreditor Agreement shall remain in full force and effect and the Intercreditor Agreement is hereby ratified and reaffirmed.

[Signatures on following pages]

IN WITNESS WHEREOF, this Acknowledgment is executed as of the day and year first above mentioned.

MILL ROAD CAPITAL, L.P.

By:	/s/ Charles Goldman
Name:	Charles Goldman
Title	Management Committee Director

PHYSICIANS FORMULA, INC.

By:	/s/ Jeffrey Rogers
Name:	Jeffrey Rogers
Title:	President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Gary Whitaker
Name:	Gary Whitaker
Title:	Authorized Signatory

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